EXHIBIT 21







                       State of Subsidiary



                          Incorporation



                     THE QUAKER OATS COMPANY



          ACTIVE DOMESTIC SUBSIDIARIES AS OF 12/31/95


                                                  State of
Subsidiary                                        Incorporation

Ardmore Farms, Inc.                               Pennsylvania
Arnie's Bagelicious Bagels, Inc.                  Nebraska
Continental Coffee Products Company               Delaware
The Gatorade Company                              Delaware
Gatorade Puerto Rico Company                      Delaware
Golden Grain Company                              California
Grocery International Holdings, Inc.              Delaware
Liqui-Dri Foods, Inc.                             Kentucky
Mr. Natural, Inc.                                 Delaware
Pacific Snapple Distributors, Inc.                California
QO Acquisition Corp.                              Delaware
QO Coffee Holdings, Inc.                          Delaware
Quaker Leasing Corp.                              Delaware
Quaker Oats Asia, Inc.                            Delaware
Quaker Oats Europe, Inc.                          Illinois
Quaker Oats Foreign Sales Corporation             Barbados
Quaker Oats Holdings, Inc.                        Delaware
Quaker Oats Music, Inc.                           Delaware
Quaker Oats Phillippines, Inc.                    Delaware
Richardson Foods Corporation                      New York
Snapple Beverage Corp.                            Delaware
Snapple Caribbean Corp.                           Delaware
Snapple Distribution Corp.                        Delaware
Snapple Finance Corp.                             Delaware
Snapple International Corp.                       Delaware
Snapple-Tetley Tea Ventures Corp.                 Delaware
Snapple-Tetley Tea Ventures, L.P.                 Delaware
Snapple Worldwide Corp.                           Delaware
Southwest Snapple Holdings Corp.                  Delaware
Stokely-Van Camp, Inc.                            Indiana


              ACTIVE FOREIGN SUBSIDIARIES AS OF 12/31/95

Subsidiary                                           Country
Elaboradora Argentina de Cereales, S.A.              Argentina

Quaker Oats Australia Limited                        Australia

The Gatorade Company of Australia Pty. Ltd.          Australia

QUIC Ltd.                                            Bermuda

Quaker Brasil Ltda.                                  Brazil

The Quaker Oats Company of Canada Limited            Canada

Beverages Gatorade (Chile) Ltda.                     Chile

Productos Quaker, S.A.                               Colombia

Quaker Oats Limited                                  England

The Quaker Beverages GmbH                            Germany

Quaker-Chiari & Forti S.p.A.                         Italy

Quaker Oats Japan, Ltd.                              Japan

Quaker Products (Malaysia) Sdn. Bhd                  Malaysia

Quaker de Mexico, S.A. de C.V.                       Mexico

Productos Quaker Mexico S.A. de C.V.                 Mexico

Quaker Oats B.V.                                     The Netherlands

QO Puerto Rico, Inc.                                 Puerto Rico

Quaker Oats Iberia, S.A.                             Spain

Productos Quaker, C.A.                               Venezuela


                         DOMESTIC JOINT VENTURES

Rhone Poulenc                        The Quaker Oats Company       50%
                                     Rhone Poulenc                 50%

Snapple-Tetley Tea Ventures Corp.    Snapple Beverage Corp.        50%
                                     Tetley, Inc.                  50%



                     DOMESTIC LIMITED PARTNERSHIPS

Rhode Island Beverage                Snapple Beverage Corp.        49.5%
Parking Company L.P.                 Honickman Trust               49.5%



                        FOREIGN JOINT VENTURES

Standard Foods Singapore Pte. Ltd.        The Quaker Oats Company            51%
(holding company for Chinese company -    Standard Foods Taiwan              49%
Suzhou Standard Foods Co.)

Beverages Gatorade (Chile) Limitada       Stokely-Van Camp, Inc.           99.9%
                                          The Quaker Oats Company           0.1%

Shanghai Quaker Oats Beverages Co. Ltd.   The Quaker Oats Company            80%
                                          Shanghai Bomy Foodstuffs Co. Ltd.  10%
                                          Chou Chin Industrial (H.K.) Ltd.   10%

P.T. AdeS Alfindo Putrasetia              The Quaker Oats Company            90%
Indonesia                                 Alfi Gunawan                       10%
                                          (President/Director)